UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                 Date of Report
                 (Date of earliest
                 event reported):    March 19, 2002



                               Cobalt Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



    Wisconsin                        1-14177                     39-1931212
 -------------------           -------------------          -------------------
 (State or other                 (Commission File              (IRS Employer
 jurisdiction of                     Number)                Identification No.)
 incorporation)


                            401 West Michigan Street
                           Milwaukee, Wisconsin 53202
        -----------------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (414) 226-5000
                       ----------------------------------
                         (Registrant's telephone number)

Item 5.   Other Events and Regulation FD Disclosure.

          On March 25, 2002, American Medical Security Group, Inc. ("AMS") announced it has consummated its previously announced repurchase of 1.4 million shares (the "Shares") of common stock, no par value, of AMS ("Common Stock") from Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"), a wholly owned subsidiary of Cobalt Corporation (the "Company"), for $18.2 million or $13.00 per share. The purchase and sale was consummated pursuant to the terms of a Stock Purchase Agreement, dated as of March 19, 2002, by and among the Company, BCBSUW and AMS (the "Agreement"). Following the sale, BCBSUW owns approximately 39% of AMS' outstanding Common Stock.

          In addition, pursuant to the Agreement, the Company, BCBSUW and AMS agreed to seek to register and sell at least 3.0 million shares of Common Stock owned by BCBSUW in an underwritten secondary offering expected to take place in the second quarter of 2002.

          As part of the Agreement, BCBSUW has withdrawn its intent to nominate directors at AMS' 2002 annual meeting of shareholders. In addition, the Board of Directors of AMS (the "Board") has elected Thomas R. Hefty and Kenneth L. Evason, who were nominated by the Company and BCBSUW, to serve as directors on the Board for terms expiring in 2003 and 2004, respectively. The Agreement also provides that Cobalt and BCBSUW will be entitled to designate (i) two nominees to the Board for so long as BCBSUW beneficially owns 20% or more of the then outstanding shares of Common Stock and (ii) one nominee to the Board for so long as BCBSUW beneficially owns 10% or more, but less than 20%, of the then issued and outstanding shares of the Common Stock.

          Pursuant to the Agreement, the Company and BCBSUW agreed to certain standstill provisions and to vote in favor of the slate of directors nominated by the Board, and also agreed not to present any new shareholder proposals or nominate for election to the Board any additional directors for a period as specified in the Agreement.

          The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

          A copy of the joint press release issued in connection with the execution of the Agreement is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

               (10) Stock Purchase Agreement, dated as of March 19, 2002, by and among Blue Cross & Blue Shield United of Wisconsin, Cobalt Corporation and American Medical Security Group, Inc.

               (99) Press Release, dated March 19, 2002, issued by Cobalt Corporation and American Medical Security Group, Inc.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COBALT CORPORATION



Date:  March 22, 2002                   By: /s/ Thomas R. Hefty
                                           ----------------------------------
                                           Thomas R. Hefty
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                               COBALT CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated March 19, 2002

Exhibit No.                        Description
----------                         -----------

10 Stock Purchase Agreement, dated as of March 19, 2002, by and among Blue Cross & Blue Shield United of Wisconsin, Cobalt Corporation and American Medical Security Group, Inc.

99 Press Release, dated March 19, 2002, issued by Cobalt Corporation and American Medical Security Group, Inc.